Exhibit 99.1

Monster Digital Announces Receipt of Nasdaq Notice

of Bid Price Deficiency

SIMI VALLEY, CA (Marketwired – June 20, 2017) – Monster Digital, Inc. (NASDAQ:MSDI), today announced that on June 15, 2017, the Company received a letter from the Nasdaq Listings Qualifications department of the Nasdaq Capital Market (“Nasdaq”) notifying the Company that the minimum bid price per share for its common stock was below $1.00 for a period of thirty (30) consecutive business days and that the Company did not meet the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2).

The Nasdaq notification letter does not result in the immediate delisting of the Company’s common stock, and the stock will continue to trade uninterrupted under the symbol “MSDI” Company management intends to resolve the situation to allow for continued listing on the Nasdaq Capital Market.

The Company has a compliance period of 180 calendar days, or until December 12, 2017, to regain compliance with Nasdaq’s minimum bid price requirement. If at any time during the 180-day compliance period, the closing bid price per share of the Company’s common stock is at least $1.00 for a minimum of 10 consecutive business days, Nasdaq will provide the Company a written confirmation of compliance and the matter will be closed. In the event the Company does not regain compliance with Rule 5550(a)(2) within this compliance period, it may be eligible for additional time to regain compliance. To qualify for the additional time, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards, with the exception of the minimum bid price requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. If the Nasdaq staff concludes that the Company will not be able to cure the deficiency, or if the Company determines not to submit the required materials or make the required representations, the Company’s common stock will be subject to delisting by Nasdaq.

About Monster Digital, Inc.

Monster Digital develops, markets and distributes Monster branded products for use in high-performance consumer electronics, mobile products and computing applications. The Company designs and engineers premium action sports cameras and accessories, in addition to advanced data storage and memory products for professionals and consumers.

Monster and Monster Digital are registered trademarks of Monster Products, Inc. in the U.S. and other countries.

For more information about the company, please visit http://www.monsterdigital.com

Exhibit 99.1

Forward Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Such forward looking statements include, but are not limited to, the Company’s expectation that it will regain compliance with Nasdaq listing requirements or will be eligible for additional time to regain such compliance. These statements relate to future events, future expectations, plans and prospects. Although Monster Digital believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Monster Digital has attempted to identify forward-looking statements by terminology including “possible”, “may”, “believe” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2017, and in our Quarterly Report on Form 10-K filed with the Securities and Exchange Commission on May 19, 2017 and in other documents filed by us from time to time with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

CONTACT INFORMATION

Monster Digital, Inc.
David Olert
CFO
dolert@monsterdigital.com

PCG Advisory
Investors:
Vivian Cervantes
D: 212-554-5482
vivian@pcgadvisory.com